CLIENT ADVISORY AGREEMENT AND TRADING AUTHORIZATION


         Advisory Agreement and Trading Authorization is made and entered into this 14th day of December 1998 by and between HANSEATIC Corporation a New Mexico Corporation (the "Advisor") and The Day Traders Club, Inc. ("Client").


WITNESSETH:

WHEREAS, Client is a certain single advisor commodity pool under the operation of Commodity Pool Opt "The Day Traders Club, The" (CPO), desires to engage in the speculative trading of commodity interests pursuant to the discretionary account management services provided by Advisor, has the financial ability to bear losses in excess of the amount deposited pursuant to Section 1 of the Agreement, and has been informed about and is fully familiar with the risk associated with such trailing; and

WHEREAS, the Advisor is engaged in the business of providing speculative commodity trading advice, is registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended, and is a member of the National Futures Association; and

WHEREAS, Client is desirous of retaining the Advisor as his Commodity Trading Advisor upon the terms said conditions described in its Disclosure Document dated March 1, 1998 (the "Disclosure Document") and set forth is this Agreement, and the Advisor wishes to provide service to Client in such capacity upon those terms and conditions;

NOW, THEREFORE, in consideration of the praises set forth above, the patties hereto agree as follows:

     1. Client's Account. Client wig open a trading account (the "Account") with _______ (the "Bank/Broker"). Client alerts to spate in the Discretionary program in the following amount which is hereinafter referred to as the "Portfolio Size": USD ______.
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     2. Client Representations.  Client represents and warrants that there is no undisclosed legal constraint which would nullify the execution of this contract

     3. Authorization of the Advisor to Enter Orders for the Account. Client authorizes the Advisor to enter orders on behalf of the Account to the Bank/Broker for commodity futures contracts and options on futures contracts transacted on contract markets designated by the Commodity Futures Trading Commission and, when appropriate, futures contracts and options an futures contracts traded on foreign exchanges and forward contracts transacted in the interbank foreign exchange market Client appoints the Advisor as his true and lawful attorney, with full power to act and with full power of substitution and revocation in his name, place and stead to buy, sell and trade in commodity interest, including futures contracts options, (puts end calls) on futures contracts and airy other items which presently or hereafter become, the subject of commodity trading, and to make or take delivery in fulfillment of such futures contrasts and options For the Account and sole risk of Client. Client hereby gives and grants to the Advisor f1111 power and authority to do every act and thing whatsoever requisite, necessary, or appropriate to be done in connection with this power of attorney as gully to all intents and purposes as he might or could do if personally present hereby ratifying all that the Advisor shall lawfully do or cam to be done by virtue of this power of attorney. The Advisor shell have discretionary authority to make all trading decisions of the Account, without prior consultation with Client and without notice to Client with respect to such trading decisions. Client will not enter any orders in the Account and will trot authorize or permit any other person to do so. All accounts opened by Client with Advisor shall be governed by this Agreement.

     4. Receipt of and Sole Reliance on Disclosure Document. Client acknowledges that he has received and understands the Disclosure Document, including the Risk Disclosure Statement furnished by the Advisor. Client understands that no person has been authorized by the Advisor to make statements in addition to, or inconsistent with, those contained in the Disclosure Document Client represents that he or she is entering this Agreement in reliance solely on the basis of information contained in such Disclosure Document.

     5. Acknowledgement of Risk Associated with Commodity Trading and Lack of Guarantee by the Advisor. Client is aware of the speculative nature and the risks associated with commodity trading, which include the risk that Client may incur trading losses in an amount which is greater than the capital contributed to the Account. Client acknowledges that no "safe" trading system has ever been devised, and that no one can guarantee profits or freedom from loss in commodity trading. The Advisor, therefore, cannot and does not imply or guarantee that Client will make s profit and it is agreed that the Advisor will not be held responsible for trading losses in the Account.

     6. Additions to and Withdrawals from the Account. Client may add to or withdraw from the cash balance of the Account at any time to the extent consistent with margin requirements of the Bank/Broker Chant agrees to notify the Advisor in writing in advance of torch additions and withdrawals. Client recognizes that the potential profitability of the Amount depends upon long-term, uninterrupted investment of capital, and that reduction of the Account's Portfolio Size could materially and adversely affect the diversification among the commodities traded in the Account and the potential profitability of the Amount.

     7. Fees. See Addendum A

     8. Responsibilities of the Bank/Broker. Client recognizes that the Advisor will transmit orders on his behalf to the Bank/Broker but will not directly execute such orders. Client acknowledges that in order to provide for more efficient execution of orders for Client's Account, the Advisor pray place orders for execution through one Bank/Broker, which will later be "given up" by the executing to the Clients Bank/Broker. The Bank/Broker is responsible for executing all orders for the Account. The advisor shall not be responsible for any acts, omissions or errors of the Bank/Broker in executing such orders. The Bank/Broker will furnish Client with confirmations of all transactions exceeded in the Account, monthly statements showing information concerning trading activities in the Account and other account statements customarily furnished by the Bank/Broker to its customers. The furnishing of such reports shall be the sole responsibility of the Bank/Broker. The Client recognizes that the Advisor is not required to furnish such reports to Client. Client authorizes the Bank/Broker to Forward to the Advisor copies of any confirmations statements or reports sent by' the Bank/Broker to Client. Client understands that the Bank/Broker rather than the Advisor, will have full custody of Client's funds and commodity market positions and that Client will be required to pay Bank/Broker commissions to the Bank/Broker with respect to all transactions effected in the Account. The Advisor will have no responsibility for payment of any uses related to Client's Bank/Broker arrangements.

The Advisor will not receive or participate in Bank/Broker commissions charged to the Account and will haws no authority with respect to the selections of the Cheat's clearing Bank/Broker or with respect to Bank/Broker commission arrangements between Client and Bank/Broker

     9. Terms and Conditions for Termination. Either party may terminate this agreement by giving the other written notice of their desire to terminate the Agreement. This Agreement shall automatically terminate upon written notice to the Advisor of the death, legal disability or bankruptcy of Client. Notice shall be deemed given on the close of business on the day such notice is actually received by the Advisor. Termination shall be eve on the date such written notice is deemed given pursuant to Section 17 of this Agreement. If either party terminates this Agreement, Fees payable to the Advisor will be calculated as if the date of termination were the arid of the month. Client shall be liable for all costs, expenses and losses incurred in liquidating open positions upon termination.

     10. Trading by the Advisor and Its Principals for Their Own Accounts; Management of Other Accounts by the Advisor. The Advisor and its principals may trade commodity interests for their own accounts and will permit its to inspect the records of their respective trades during office hours on the premises of the Advisor. Client acknowledges that the Advisor advises and manages other commodity accounts and intends to do so in the Future.

     11. Confidentiality Client understands that the trading method employed by the Advisor is proprietary and that the advice provided hereunder by the Advisor is for the exclusive use of Client. Client also acknowledges that the Advisor's trading methods are proprietary and agrees not to disclose any of the Advisors trading recommendations, advice or analysis to any third party without the Advisor's Written consent. Client agrees to treat in such communications related to the Account as confidential.

     12. Arbitration. Any controversy arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in New Mexico in accordance with the rules then pertaining before the National Futures Association or the Commercial Arbitration Rules of the American Arbitration Association, as the Client may elect. 1f the Client fails to make such election by registered nail addressed to the Advisor at its main address within five days after the receipt of notification requesting such election then the Advisor is hereby authorized to make such election. Any arbitration hereunder shall be before at least three arbitrators, and a decision of a majority of them shall be final and binding, and judgment upon the award rendered may be erred in any court State or Federal, having jurisdiction. This clause does not constitute a waiver of any type provided by the act, including the right to choose the forum, whether arbitration or adjudication in which to seek the resolution of disputes.

THREE FORUMS EXIST FOR THE RESOLUTION OF COMMODITY DISPUTES: CIVIL COURT LITIGTION, REPARATIONS AT THE COMMODITY FUTURES TRADING COMMISSION (CFTC) AND ARBITRATION CONDUCTED BY A SELF- REGLATORY 0R OTHER PRIVATE ORGANIZATION.

THE CFTC RECOGNIZES THAT THE OPPORTUNITY TO SETTLE DISPUTES BY ARBITRATION MAY IN SOME CASES PROVIDE MANY BENEFITS TO CUSTOMERS INCLUDING THE ABILITY TO OBTAIN AN EXPEDITIOUS AND FINAL RESOLUTION OF DISPUTES WITHOUT INCURRING SUBSTANTIAL COSTS. THE CFTC REQUIRES HOWEVER, THAT EACH CUSTOMER INDIVIDUALLY EXAMINE THE
RELATIVE MERITS OF ARBITRATION AND THAT YOUR CONSENT TO THIS ARBITRATION AGREEMENT BE VOLUNTARY.

BY SIGNING THIS AGREEMENT YOU: (1) MAY BE WAIVING YOUR RIGHT TO SUE IN A COURT OF LAW; AND (2) ARE AGREEING TO BE BOUND BY ARBITRATION OF ANY CLAIMS WHICH YOU 0R THE ADVISOR MAY SUMMIT TO ARBITRATION UNDER THIS AGREEMENT. YOU ARE NOT, HOWEVER, WAIVING YOUR RIGHT TO ELECT INSTEAD TO PETITION THE CFTC TO INSTITUTE REPARATIONS PROCEEDINGS UNDER SECTION 14 OF THE COMMODITY EXCHANGE ACT WITH RESPECT TO ANY DISPUTE WHICH MAY BE ARBITRATED PURSUANT TO THIS AGREEMENT. IN THE EVENT A DISPUTE ARISES. YOU WILL BE NOTIFIED IF THE ADVISOR INTENDS TO SUBMIT THE DISUTE TO ARBITRATION. IF YOU BELIEVE A VIOLATION OF THE COMMODITY EXCHANGE ACT IS INVOLVED AND IF YOU PREFER TO REQUEST A SECTION 14 "REPARATIONS" PROCEEDING BEFORE THE CFTC, YOU WILL HAVE 45 DAYS FROM THE DATE OF SUCH NOTICE IN WHICH TO MARE THAT ELECTION

YOU NEED NOT SIGN THIS AGREEMENT TO OPEN AN ACCOUNT WITH THE ADVISOR. SEE 17 CFR 100.1-180.5.

     13. Assignment. This assignment shall not be assignable by client or the Advisor, except that the Advisor may assign this Agreement to an entity which weds to the entire business of the Advisor. This Agreement shall be binding upon the parties hereto, their heirs, respective legal representatives successors and assigns.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with the law of the State of New Mexico.

     15. Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to interpret or modify the provisions hereof.


     16. Entire Agreement. This Agreement contains the final and complete agreement between the parties hereto and may not be altered or modified without the signed written consent of both parties hereto.

     17. Notices. Any notices required to be given hereunder shall be in writing and sent by certified or registered mail, return receipt requested, facsimile or overnight carrier, to the Advisor and to the Client at the address on the signature page of this agreement. Either party may change its address by writing to the other party stating his or its new address. Commencing on the tenth day after giving such notice, such newly designated address shall be the party's address for the purpose of all notices or communications required to be given pursuant to this Agreement. Notices to Client from the Advisor shall be deemed given as given at the close of business on the first business day after mailing, facsimile or overnight carrier. Notices to the Advisor from client shall be deemed given as of the close of business on the first business in the day such notices are actually received by the Advisor.


     18. Joint Accounts. If not a corporation, and more than one person is signing this Agreement as Client, each undertaking herein shall be a joint and several undertaking of such persons, and the foregoing grant of powers of attorney and authority to the Advisor shall be a joint and several grant by such persons.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first mentioned above.

By:      ----------------------------        -----------------------------
         HANSEATIC CORPORATION               Client Signature (Individual)


Acknowledged by:

         ---------------------------         -----------------------------
         Account Executive                   Client (Partnership or Corporation)

         ---------------------------         -----------------------------
         Bank/Brokerage Firm                 By

                                             Its:-------------------------

                                             Address of Client:

                                             -----------------------------

                                             -----------------------------

CLIENT ACKNOWLEDGEMENT OF RECEIPT

I have received, read and understood the Disclosure Document provided to me by Hanseatic Corporation

-----------------------------                        ------------------
                                                     Date

-----------------------------
Client  Signature(s)

Please send original Agreement to:

Katherine  Burr
Hanseatic  Corporation
5600  Wyoming  NE,  Suite  220
Albuquerque, NM 87109
Telephone (505) 828-2825
Telefax (505) 828-2825

                                   ADDENDUM A
                                       FOR

                           --------------------------
                                    "Client"


The Advisor will charge Client a 2.0% annual management fee to be assessed monthly (calculated as 2.0%/12) of the Account's Portfolio Size (as defined in Section 1), adjusted for any increases or decreases in Portfolio Size. Accounts opened or closed on a day other than the first of the month will be charged a prorated management fee, based on the actual number of days the Account is open during the month.

The Advisor will charge Client a monthly incentive fee equal to 10% of the Account's Trading Profits. The incentive fee shall be payable only on cumulative profits in the Account. If the Account incurs a loss after the Advisor has been paid an incentive fee, the Advisor will retain the fee, but will receive no further incentive fee until the Account again achieves net new Trading Profits.

Trading profits during a month means the sum of (a) the net of any profits and losses realized by all trades closed out during the month, and (b) the net of any unrealized profits and losses on open positions as of the end of the month, minus (c) the net of any unrealized profits or losses, if any, carried forward from preceding months. Interest income is not included in the calculation of trading profits. Interest income may from time to time be separately paid to Advisor per the Disclosure Document of the CPO.

Advisor recognizes that the CPA will bill the investors of Client an annual management fee (assessed monthly) and a monthly incentive fee. The monthly management and incentive fees charged investors of Client by the CPO will be inclusive of the management fees and the incentive fees due to Advisor by Client. Advisor agrees that Client will pay Advisor per the terms specified above only after the CPO has collected its fees from the investors. Client will make such payment to Advisor on or before the 20th day following the month for which fees are charged the investors.

Advisor and Client agree that the CPO will retain all management and incentive fees which are assessed by Advisor from Client until such time as the cumulative management and incentive fees due Advisor from Client total US $8,750.00 (eight thousand seven hundred and fifty US dollars). Said total equals Advisor's previously agreed upon share of the CPO's pool start-up expenses. Client will commence payment to Advisor of fees described in this Addendum A only after the US $8,750.00 to be retained by the CPO from fees due Advisor by Client have in fact been retained.





Client Initials ___________                                Date ________________




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